UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2019

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-217678	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2019, the board of directors (the “Board”) of Vantage Drilling International (the “Company”), at a duly convened meeting thereof, approved an increase to the number of directors currently serving on the Board from seven to eight. Further, at such meeting, the Board exercised its authority pursuant to the Company’s memorandum and articles of association, and elected Mr. Stephen Lehner to fill the vacancy resulting from said increase, effectively immediately, to hold office until the next annual general meeting of shareholders of the Company or until his successor, if any, is duly elected and qualified.

Mr. Lehner is Managing Director and Portfolio Manager, Energy, Power, and Commodities at Anchorage Capital Group, L.L.C. (“Anchorage”), which he joined in April 2013. At Anchorage, Mr. Lehner is responsible for leading the research process across the Energy, Power, and Commodities sectors, as well as managing individuals within each sector. Prior to joining Anchorage, he worked at Mount Kellett where he served as Managing Director and Co-Head of the New York Investment Team. Prior to joining Mount Kellett, Mr. Lehner worked for Morgan Stanley in New York as a Managing Director. He also held a Vice President position with Heller Financial in Maryland. Mr. Lehner received an M.B.A. from the University of Maryland, where he graduated magna cum laude with a concentration in Finance, and a B.B.A. from Loyola College in Maryland, and he holds the Chartered Financial Analyst designation.

Mr. Lehner does not have any family relationships with any of the Company’s directors or executive officers, and he is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2019

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart
Vice President, General Counsel and Corporate Secretary

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